Exhibit 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Dynacq Healthcare, Inc. (the “Company”) on Form 10-K for the period ending August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Philip S. Chan, Vice President – Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 30, 2004

/s/ PHILIP S. CHAN
Philip S. Chan
Vice President - Finance and Chief Financial Officer Dynacq Healthcare, Inc.